UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009 (June 4, 2009)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Tony Aquila (“Executive”), the President, Chief Executive Officer and Chairman of the Board of Solera Holdings, Inc. (the “Company”), has entered into a written sales plan for trading shares of the Company’s common stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Under Rule 10b5-1, directors, officers and other employees may adopt, when they are not in possession of material non-public information, a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using Rule 10b5-1 sales plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Executive entered into a sales plan with J.P. Morgan Securities Inc. (“JPMSI”) on June 4, 2009 following the expiration of the sales plan Executive and JPMSI entered into on May 14, 2008. Pursuant to the sales plan, JPMSI will undertake to sell up to 430,008 shares of common stock of the Company currently owned by the Executive at specified intervals during the approximate one year period beginning on July 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

Date: June 9, 2009	/S/ JASON BRADY
	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary